UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 10, 2009
RHI ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-34102	36-4614616

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1325 Avenue of Americas, 21st Floor, New York, NY	10019

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (212) 977-9001
N/A

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 — Termination of a Material Agreement
On July 15, 2009, RHI Entertainment Distribution, LLC, a wholly owned subsidiary of the Registrant (the “Company”), entered into a settlement agreement and release (the “Settlement Agreement”) to resolve a dispute with one of the Company’s distribution partners, ION Media Networks, Inc. (“ION”) in connection with a lawsuit filed against the Company on June 8, 2009. The lawsuit was filed in the United States Bankruptcy Court for the Southern District of New York (the “Court”) and alleged that the Company breached the license agreement dated June 29, 2007, as amended on December 1, 2007 (the “License Agreement”), pursuant to which the Company licensed to ION certain programming for broadcast on ION’s television network, and ION provided to RHI Entertainment Distribution the exclusive right to air such programming during certain time periods and to receive the revenue from the sale of all but two minutes of advertising inventory per broadcast hour during which the Company’s programming aired. A copy of the License Agreement is attached as Exhibit 10.15 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on October 19, 2007.
The Settlement Agreement became effective on August 10, 2009 (the “Effective Date”), which was two business days after it was approved by the Court. In connection with the Settlement Agreement, the Company made a one-time payment of $2.5 million to ION on August 10, 2009 (the “Settlement Payment”). Under the Settlement Agreement, once the Settlement Payment was made to ION, the License Agreement terminated and neither party has any further obligations to the other under such License Agreement. The Settlement Agreement also provides that the parties will release each other from any claims under the License Agreement and ION will dismiss its lawsuit against the Company within five days of the Effective Date.
The Settlement Payment represents the net amounts owed to ION by the Company associated with the Company’s final $3.5 million minimum guarantee payment and $3.3 million of minimum advertising spending commitments net of $4.3 million owed by ION to the Company related to the Company’s June 30, 2009 accounts receivable balance associated with advertising sales of the Company’s programming on ION. Management anticipates a net gain of approximately $1.1 million to be recorded for the three months ended September 30, 2009, resulting from the settlement of any assets and liabilities related to the License Agreement and recorded during the six-month period ended June 30, 2009.
The foregoing description of the Settlement Agreement is qualified in its entirety by reference to Exhibit 10.1 attached hereto.
Certain statements contained herein may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words or phrases and include the anticipated net gain to be recorded resulting from the settlement. Such forward-looking statements are based on the Company’s reasonable current expectations and involve numerous assumptions, known and unknown risks, uncertainties and other factors which may cause actual and future performance or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements.
Item 9.01 Exhibits.

Exhibit
Number	Description

10.1	Settlement Agreement and Release, dated July 15, 2009, by and between RHI Entertainment Distribution, LLC and ION Media Networks, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RHI ENTERTAINMENT, INC.

(Registrant)

Date: August 12, 2009

By: /s/ William J. Aliber Name: William J. Aliber
Title: Chief Financial Officer